SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under Rule 14a-12

GOLDEN STAR RESOURCES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING

OF SHAREHOLDERS OF

GOLDEN STAR RESOURCES LTD.

Littleton, Colorado

NOTICE IS HEREBY GIVEN that the Annual General Meeting (the “Meeting”) of shareholders of Golden Star Resources Ltd. (the “Company”) will be held at 2:00 p.m. (Toronto time) on Thursday, May 7, 2009 at the Ivey - ING Leadership Centre Amphitheatre 2, 130 King Street West, Toronto, Ontario, Canada, M5X 1A9 for the following purposes:

1.	to receive the report of the directors to the shareholders and the consolidated financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended December 31, 2008;

2.	to elect directors until the next annual general meeting;

3.	to appoint auditors to hold office until the next annual general meeting at a remuneration to be fixed by the Board of Directors; and

4.	to transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 11, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Accompanying this Notice of Meeting are a (i) Management Information Circular, (ii) form of proxy, and (iii) supplemental mailing list return card for use by shareholders who wish to receive the Company’s interim financial statements. The Company’s 2008 Annual Report containing the audited comparative financial statements of the Company as at and for the year ended December 31, 2008 and the related management’s discussion and analysis of financial condition and results of operations also accompany this Notice of Meeting.

If you are a registered shareholder of the Company and do not expect to attend the Meeting in person, please promptly complete and sign the enclosed proxy form and return it in the self-addressed envelope for receipt by no later than 5:00 p.m. (Toronto time) on Tuesday, May 5, 2009. If you receive more than one proxy form because you own common shares registered in different names or addresses, each proxy form should be completed and returned.

If you are a non-registered shareholder of the Company and receive these materials through your broker or another intermediary, please complete and sign the materials in accordance with the instructions provided to you by such broker or other intermediary.

Dated at Littleton, Colorado, this 11th day of March, 2009.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John A. Labate
Chief Financial Officer and Senior Vice President

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL MEETING OF

COMMON SHAREHOLDERS OF

GOLDEN STAR RESOURCES LTD.

THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL MEETING OF ALL COMMON SHAREHOLDERS.

TO BE HELD AT:

Ivey ING Leadership Centre

Amphitheatre 2

130 King Street West

Toronto, Ontario, Canada M5X 1A9

On Thursday, May 7, 2009

at 2:00 p.m. (Toronto Time)

-i-

GOLDEN STAR RESOURCES LTD.

10901 West Toller Drive, Suite 300

Littleton, Colorado, USA 80127-6312

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL MEETING

OF COMMON SHAREHOLDERS

TO BE HELD ON

Thursday, May 7, 2009

at 2:00 p.m. (Toronto time)

ALL AMOUNTS OF MONEY WHICH ARE REFERRED TO IN THIS MANAGEMENT INFORMATION CIRCULAR ARE EXPRESSED IN LAWFUL MONEY OF THE UNITED STATES UNLESS OTHERWISE SPECIFIED.

Note: Shareholders who do not hold their common shares in their own name, as registered shareholders, should read “Advice to Beneficial Shareholders” for an explanation of their rights.

The information in this Management Information Circular is as of March 11, 2009 unless otherwise indicated.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting

of Common Shareholders of Golden Star Resources Ltd. to be held on Thursday, May 7, 2009

The Management Information Circular and 2008 Annual Report to Securityholders

are available at http://www.gsr.com/proxy_2009

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR IS PROVIDED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. (the “Corporation”) for the annual general meeting of the shareholders of the Corporation (the “Meeting”) to be held on Thursday, May 7, 2009, at 2:00 p.m. (Toronto time) in the Ivey ING Leadership Centre Amphitheatre 2, 130 King Street West, Toronto, Ontario, Canada M5X 1A9 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Meeting. This Management Information Circular and the accompanying form of proxy (“Proxy”) are expected to be mailed to the shareholders commencing on or about April 7, 2009.

Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, telegraph or personal interview by regular employees of the Corporation, at a nominal cost to the Corporation. The costs thereof will be borne by the Corporation. In accordance with applicable laws, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares (the “Common Shares”) of the Corporation held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed Proxy, Thomas G. Mair, President and Chief Executive Officer of the Corporation, or failing him, John A. Labate, Senior Vice President and Chief Financial Officer of the Corporation, have been designated by the directors of the Corporation and have indicated their willingness to represent as proxy each shareholder who appoints them. A SHAREHOLDER HAS THE RIGHT TO DESIGNATE A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THOMAS G. MAIR OR JOHN A. LABATE, BEING THE MANAGEMENT DESIGNEES, TO REPRESENT HIM OR HER AT THE MEETING. Such right may be exercised by inserting in the space provided for that purpose on the Proxy the name of the person to be designated and deleting or striking therefrom the names of the management designees, or by completing another proper form of proxy. Such shareholder should notify the nominee of his or her appointment, obtain a consent to act as proxy and provide instructions on how the shareholder’s Common Shares are to be voted. In any case, the form of proxy should be dated and executed by the shareholder or an attorney authorized in writing, with proof of such authorization attached where an attorney executed the proxy form. A form of proxy will not be valid for the Meeting or any adjournment or postponement thereof unless it is completed and delivered by no later than 5:00 p.m. (Toronto time) on Tuesday May 5, 2009 or, if the Meeting is adjourned or postponed, no later than 5:00 p.m. (Toronto time) on the business day immediately prior to the day of the reconvening of the adjourned or postponed Meeting, to either (i) in the case of Common Shares which are registered on the books of the Corporation for trading on the Toronto Stock Exchange or on the NYSE Alternext US (“Alternext”) (a shareholder whose Common Shares are so registered will receive an envelope that accompanies this Management Information Circular bearing the following address), to the Attention: Proxy Department, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, Canada M1S 0A1, or (ii) in the case of Common Shares which are registered on the books of the Corporation for trading on the Ghana Stock Exchange (a shareholder whose Common Shares are so registered will receive an envelope that accompanies this Management Information Circular bearing the following address), to the Attention: The Registrar, Ghana Commercial Bank Limited, Share Registry, Head Office, P.O. Box 134, Accra, Ghana. Late proxies may be accepted or rejected at any time prior to the commencement time of the Meeting by the Chairman of the Meeting in his discretion and the Chairman is under no obligation to accept or reject any particular late proxy.

In addition to revocation in any other manner permitted by law, a shareholder who has given a proxy may revoke it at any time before it is exercised, by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Corporation, being Suite 3700, Toronto Dominion Bank Tower, 66 Wellington Street West, P.O. Box 20, Toronto Dominion Centre, Toronto, Ontario, Canada, M5K 1N6, Attention: Golden Star Resources Ltd. at any time up to and including the last business day preceding the day of the Meeting, or any adjournment or postponement thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, before any votes in respect of which the proxy is to be used shall have been taken. In addition, a proxy may be revoked by the shareholder personally attending at the Meeting, by registering with the scrutineers and voting his, her or its Common Shares.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders of the Corporation as a substantial number of shareholders do not hold their Common Shares in their own names. Shareholders of the Corporation who do not hold their Common Shares in their own names (referred to herein as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those shares will not be registered in the shareholder’s name on the records of the Corporation. Such shares will more likely be registered under the name of the shareholder’s broker or an agent or nominee of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc.), and in the United States, the vast majority of such shares are registered in the name of “Cede & Co.” (the registration name of the Depositary Trust Company), which entities act as nominees for many brokerage firms. Common Shares held by brokers or their agents or nominees may in certain instances be voted (for or against resolutions or withheld from voting) upon the instructions of the Beneficial Shareholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting shares for the broker’s clients. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory rules require intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder (the broker or agent or nominee of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the meeting. A Beneficial Shareholder receiving a proxy with a Broadridge sticker on it cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to Broadridge well in advance of 5:00 p.m. (Toronto time) on Tuesday May 5, 2009 in order to have the Common Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker (or an agent or nominee of the broker), a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote such Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker’s agent or nominee) in accordance with the instructions provided by such broker (or agent or nominee), well in advance of the Meeting.

All references to shareholders in this Management Information Circular and the accompanying Notice of Meeting and Proxy are to shareholders of record unless specifically stated otherwise. Where documents are stated to be available for review or inspection, such items will be shown upon request to registered shareholders who produce proof of their identity.

VOTING OF PROXIES

The persons named in the enclosed Proxy are directors and/or officers of the Corporation who have indicated their willingness to represent as proxy the shareholders who appoint them. Each shareholder may instruct his proxy how to vote his Common Shares by completing the blanks on the Proxy.

All Common Shares represented at the Meeting by properly executed proxies will be voted (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Proxy, the Common Shares represented by the Proxy will be voted or withheld from voting in accordance with such specification. IN THE ABSENCE OF ANY SUCH SPECIFICATION, THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, WILL VOTE IN FAVOUR OF THE MATTERS SET OUT THEREIN.

The enclosed Proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. As of the date hereof, the Corporation is not aware of any amendments to, variations of or other matters which may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Corporation.

VOTING SHARES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of first preferred shares (the “First Preferred Shares”). As of March 11, 2009, a total of 236,005,311 Common Shares and no First Preferred Shares were issued and outstanding. The board of directors of the Corporation (the “Board” or the “Board of Directors”) has fixed March 11, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Each Common Share outstanding on the record date carries the right to one vote. The Corporation will arrange for the preparation of a list of the holders of its Common Shares on such record date. Each shareholder named in the list will be entitled to one vote at the Meeting for each Common Share shown opposite such shareholder’s name. A complete list of the shareholders entitled to vote at the Meeting will be open to examination by any shareholder for any purpose germane to the Meeting, during ordinary business hours at the office of CIBC Mellon Trust Company at 320 Bay Street, Toronto, Ontario, Canada, M5H 4A6. Under the Corporation’s By-laws, the quorum for the transaction of business at the Meeting consists of two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled.

The following table shows the number of Common Shares beneficially owned, as of March 11, 2009, by each person known to the Corporation or its directors or executive officers to be the beneficial owner of, or to have control or direction over, more than 5% of its outstanding Common Shares, by each director and the director nominees of the Corporation, by each executive officer of the Corporation and by all directors, director nominees and executive officers of the Corporation as a group. All information is taken from or based upon ownership filings made by such persons with the U.S. Securities and Exchange Commission (“SEC”) or upon information provided by such persons to the Corporation. Unless otherwise noted, the Corporation believes that each person shown below has sole investment and voting power over the Common Shares owned.

Name and Address of Beneficial Owner **	Amount and Nature of Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned
Ian MacGregor	460,000[1]	*

James E. Askew	570,000[2]	*

David K. Fagin	1,076,805[3]	*

Lars-Eric Johansson	160,000[4]	*

Michael P. Martineau	250,000[5]	*

Michael A. Terrell	378,062[6]	*

Thomas G. Mair	597,500[7]	*

D. Scott Barr	156,250[8]	*

John A. Labate	72,500[9]	*

Bruce Higson-Smith	379,141[10]	*

S. Mitchel Wasel	114,083[11]	*

Directors, Director Nominees and Executive Officers as a group (11 persons)	4,214,341[12]	1.8[13]

Notes:

*	Indicates less than one percent.
**	The address of each person, unless otherwise noted, is c/o Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312.
1	Includes 410,000 Common Shares subject to stock options exercisable within 60 days.
2	Includes 370,000 Common Shares subject to stock options exercisable within 60 days.
3	Includes 21,300 Common Shares owned indirectly by a family trust and 375,000 Common Shares subject to stock options exercisable within 60 days.
4	Includes 160,000 Common Shares subject to stock options exercisable within 60 days.
5	Includes 240,000 Common Shares subject to stock options exercisable within 60 days.
6	Includes 2,062 Common Shares owned indirectly by his spouse and 376,000 Common Shares subject to stock options exercisable within 60 days.

7	Includes 487,500 Common Shares subject to stock options exercisable within 60 days.
8	Includes 156,250 Common Shares subject to stock options exercisable within 60 days.
9	Includes 72,500 Common Shares subject to stock options exercisable within 60 days.
10	Includes 1,200 Common Shares owned indirectly by his spouse and 280,269 Common Shares subject to stock options exercisable within 60 days.
11	Includes 90,750 Common Shares subject to stock options exercisable within 60 days.
12	Includes an aggregate of 3,018,269 Common Shares subject to stock options exercisable within 60 days.
13	Calculated as (i) the total number of common shares held by directors, director nominees and executive officers as a group plus common shares subject to stock options exercisable within 60 days held by such by such directors, director nominees and executive officers, divided by (ii) the aggregate of the number of issued and outstanding common shares as of March 11, 2009 plus common shares subject to stock options exercisable within 60 days held by such directors, director nominees and executive officers.

EXECUTIVE OFFICERS

As of March 11, 2009, the executive officers of the Corporation, their ages and their business experience and principal occupation during the past five years were as follows:

Name	Age	Office and Experience	Officer Since
THOMAS G. MAIR	52	Mr. Mair was appointed President and Chief Executive Officer and a director in March 2008 and prior to then served as Interim President and Chief Executive Officer from January 2008 to February 2008. From February 2007 to December 2007 Mr. Mair served as Senior Vice President and Chief Financial Officer of the Corporation. Prior to joining the Corporation, Mr. Mair worked as a consultant from October 2006. Mr. Mair served in a number of senior roles with Newmont Mining Corporation from 1994 until October 2006, most recently as Director, Business Process Improvement from August 2003 to October 2006, and as group financial executive from October 2000 to July 2003.	2007

D. SCOTT BARR	59	Mr. Barr has served as Executive Vice President and Chief Operating Officer since April 2008. Prior to his service with the Corporation, he was employed for 13 years by Newmont Mining Corporation in a number of key roles including Vice President, Technical, Strategy and Development from August 2004 to March 2008 and Vice President, Chief Technical Officer from January 2001 to August 2004. His Newmont experience included involvement in projects and operations in Indonesia, South America, Australia, Ghana and North America. Prior to joining Newmont, Mr. Barr worked in a number of roles in other mining companies, including 16 years in refractory gold operations in Nevada.	2008

JOHN A. LABATE	60	Mr. Labate has served as Senior Vice President and Chief Financial Officer since August 2008. Prior to joining the Corporation, Mr. Labate was Vice President and Chief Financial Officer for Constellation Copper Corporation from March 2004 until August 2008. From September 1999 to February 2004, Mr. Labate served as Vice President and Chief Financial Officer of Applied Optical Technologies, Inc., a technology and services company.	2008

BRUCE HIGSON-SMITH	48	Mr. Higson-Smith has served as Vice President, Corporate Development of the Corporation since September 2003. Prior to his service with the Corporation, Mr. Higson-Smith was an independent consultant from October 2002 to September 2003. Previously, Mr. Higson-Smith served as Vice President and Investment Manager with Resource Capital Funds from September 1998 to October 2002 and in a similar position with the Emerging Market Gold Fund from July 1993 to September 1998. Mr. Higson-Smith is a qualified mining engineer and holds an MBA in Finance.	2003

S. MITCHEL WASEL	44	Mr. Wasel has served as Vice President Exploration since September 2007, prior to which he served the Corporation as Regional Exploration Manager for West Africa from March 2004. Mr. Wasel served as the Corporation’s Exploration Manager - Ghana from 2000 to March 2004. Mr. Wasel has acted in various other roles with the Corporation since 1993 when he commenced his service with the Corporation as an exploration geologist, where he worked in the Corporation’s regional exploration program in Suriname and later with the Gross Rosebel project, ultimately as Project Manager. Prior to joining the Corporation, he worked with several companies in northern Canada in both exploration and mine geology.	2007

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors oversees the compensation of the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), the Chief Operating Officer (“COO”) and the other executive officers named in the Executive Compensation Table below (collectively, the “Named Executive Officers” or “NEOs”).

The Compensation Committee has taken the following actions to link pay and performance for NEOs:

•	Application of performance-based awards in the Corporation’s long-term incentive programs;

•	Alignment of compensation structures to a competitive pay strategy; and

•	Periodic rotation of Compensation Committee members to promote a non-biased approach to pay considerations.

In determining the CEO’s compensation, the Compensation Committee annually evaluates the CEO’s performance and considers the Corporation’s performance and relative shareholder return, the compensation of chief executive officers at comparable companies and, with input from the CEO, such other factors that are deemed relevant.

In determining the compensation of the other NEOs, the Compensation Committee evaluates each individual’s performance, the Corporation’s overall performance and comparable compensation paid to similarly situated officers in comparable companies.

The Compensation Committee determines any annual bonus to be awarded to the CEO and the other NEOs based on a combination of the Corporation’s performance for the year and the achievement by each person of both corporate and individual key performance indicators established by the Compensation Committee in conjunction with the CEO as of the commencement of the applicable fiscal year.

Compensation Consultants

The Corporation and the Compensation Committee have obtained advice from compensation consulting firms, most recently the Hay Group, with respect to reviewing and structuring its policy regarding executive compensation in 2009 and in 2008, Delphi Management Solutions.

Overview of Compensation Philosophy and Program

To recruit and retain well qualified individuals as senior executives, the Corporation strives to maintain a competitive compensation program. The following objectives are considered in setting the compensation programs for the Named Executive Officers:

•	Set compensation and incentive levels that reflect competitive market practices;

•	Provide a significant percentage of total compensation that is “at-risk”, or variable, based on pre-determined performance criteria; and

•	Encourage stock holdings to align the interests of NEOs with those of shareholders.

Compensation Elements and Rationale for Pay Mix Decisions

To reward both short and long-term performance in the compensation program and in furtherance of the Corporation’s compensation objectives noted above, the Corporation’s executive compensation philosophy includes the following four principles.

(i)	Compensation should be related to performance

A significant portion of a NEO’s compensation should be tied not only to individual performance, but also to the performance of the NEO’s business unit or function and to corporate performance measured against both financial and non-financial goals and objectives.

During periods when performance meets or exceeds the established objectives, NEOs should be paid at or more than target levels. When performance does not meet established objectives, incentive award payments, if any, should be less than such levels.

(ii)	Incentive compensation should represent a large portion of a Named Executive Officer’s total compensation

A large portion of compensation is paid in the form of short-term and long-term incentives, which are calculated and paid based on financial measures of profitability and shareholder value creation and on individual performance. Named Executive Officers have the incentive of increasing Corporation profitability and shareholder return in order to earn a substantial portion of their compensation package.

(iii)	Compensation levels should be competitive

A competitive compensation program is vital to the Corporation’s ability to attract and retain qualified senior executives. The Corporation annually reviews survey data and regularly assesses peer group data to ensure that the compensation program is competitive.

(iv)	Incentive compensation should balance short and long-term performance

To reinforce the importance of balancing strong short-term annual results and long-term viability and success. NEOs receive both short and long-term incentives. Short-term incentives focus on the achievement of certain objectives for the upcoming year, while stock options and stock bonus awards create a focus on share price appreciation over the long term.

Compensation Benchmarking Relative to Market

The Corporation has retained the Hay Group (“Hay”), an independent compensation consulting firm, to assist in evaluating and setting executive cash and long term incentive compensation. The Corporation believes that Hay’s base of information provides a reliable source of compensation information.

Hay compared the Corporation’s compensation practices to those in the mining industry generally based on Hay’s proprietary databases. In 2008, Hay also provided an analysis of mining companies in several comparable groups. Based on the information presented by Hay, the Compensation Committee exercised its business judgment as to setting basic compensation levels for NEOs.

The Corporation has in the past also referred to compensation survey data from other sources to ensure that its total senior executive compensation program is competitive. The Corporation and the Compensation Committee also evaluates the NEO’s level of responsibility and experience as well as company-wide performance. A NEO’s success in achieving business results, promoting core values, improving health and safety and demonstrating leadership are also taken into account when reviewing base salaries.

Analyzing and assessing salaries at comparable companies and aligning base salaries for NEOs are critical to a competitive compensation program. Other elements of compensation are affected by changes in base salary. Annual bonus incentives and long-term incentives are targeted and paid out based on a percentage of base salary.

Review of Senior Executive Performance

The Compensation Committee reviews, on an annual basis, compensation elements of each NEO. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels.

The CEO presents to the Compensation Committee his evaluation of each NEO, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. As well the Committee members have some opportunity to interface with the NEOs during the year.

Components of the Executive Compensation Program

Total compensation for NEOs includes base salaries, annual/short-term bonus incentive, long-term incentive compensation, health and welfare benefits and a 401(k) savings plan (for U.S. based executives only), perquisites, and certain severance and change in control benefits.

Base Salaries. , NEO base salaries are determined by evaluating the NEO’s level of responsibility and performance and the Corporation’s performance, as well as general economic conditions and marketplace compensation trends. Recognition is given to outstanding individual performance, or to recognize an increase in responsibility; however in general the Corporation’s philosophy is that total NEO compensation above competitive median levels should be paid from the variable portion of the compensation package.

Annual Bonus Incentive. The annual bonus incentive provides each NEO with the opportunity to earn a bonus based on the achievement of specific company-wide, business unit or function and individual performance goals. Incentive bonuses may be paid in a combination of cash and stock as approved by the Compensation Committee at the beginning of each year for the prior fiscal year’s performance. The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each Named Executive Officer, based on competitive practices. The payout of the annual bonus incentive is targeted at 30% to 65% of base salary depending on the position of the NEO and can range from zero, if planned performance targets are not achieved, to 200% of target payout, if results significantly exceed planned performance.

For 2008, the annual bonus, targets and objectives were determined based on a combination of achievement of corporate performance objectives and achievement of individual performance measures. Seventy percent of an NEO’s bonus target was weighted on corporate objectives and thirty percent on individual performance measures. The Compensation Committee increased the weighting for corporate objectives to more closely align NEO’s interests with those of shareholders. For 2008, corporate performance objectives included achieving budgeted production and cash costs from Bogoso/Prestea and Wassa, mineral reserve and resource replacement and free cash flow targets. The 2008 corporate objectives were defined in the 2008 operating plan and budget and individual performance measures for NEOs (other than the CEO) were defined and agreed to in early 2008 between each individual NEO and the CEO. The CEO’s individual performance objectives were agreed by the CEO and the Compensation Committee.

To illustrate with an example, if a NEO’s base salary is $200,000 with a target incentive bonus of 30% of base salary or $60,000, then 70% of the $60,000 target or $42,000 would be weighted on corporate objective performance and 30% or $18,000 would be weighted on individual performance. If 80% of the corporate objectives and 85% of individual performance measures were actually achieved, the final bonus calculation is:

Corporate: 80% achieved x $42,000 = $33,600

Individual: 85% achieved x $18,000 = $15,300

Total annual bonus earned = $33,600 + $15,300 = $48,900

In early 2009, corporate performance objectives and individual performance measures were evaluated to determine which objectives and measures had been achieved and the impact on bonus percentages. It was agreed that 12.4% of the corporate objectives had been achieved in 2008. Bonuses were determined to be paid to each of the NEOs based on this percentage and the individual performance of each NEO as set forth in the “Summary Compensation Table” below.

Retention Bonus Arrangement. In November of 2007, in connection with anticipated management changes related to the departure of Peter Bradford, the Board adopted a retention arrangement, which provided for the one-time payment of cash bonuses to certain officers if they remained with the Corporation through August, 2008. In April, 2008, bonuses were paid to each of Messrs. Mair, Palmer, Higson-Smith and Wasel.

Long-Term Incentive Compensation. Long-term incentives comprise a substantial portion of a Named Executive Officer’s compensation, consistent with the Corporation’s at-risk pay philosophy. The objective is to provide NEOs with long-term incentive award opportunities that are consistent with performance. Currently, these incentives include stock options. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants.

The Compensation Committee currently targets long-term incentive awards at 200% of the target bonus award amount, but actual award amounts may vary significantly based on Corporation and individual performance, market conditions, stock price and availability of stock options for grant. Awards are determined at the beginning of each year for the prior fiscal year’s performance.

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of the Corporation’s share price and the potential financial gain for employees. A stock option becomes valuable only if the price of the Common Shares increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, thus providing an incentive for an option holder to remain employed by the Corporation. In addition, stock options link a portion of an employee’s compensation to shareholders’ interests by providing an incentive to increase the market price of the shares.

The Compensation Committee will from time to time grant stock options to NEOs in recognition of special contributions to the Corporation. In 2008, Roger Palmer was awarded 50,000 stock options for his service as Interim CFO

Health and Welfare Benefits Programs and 401(k) Savings Plan. The Corporation offers health and welfare programs and a 401(k) savings program to all eligible U.S. based employees. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the managerial workforce. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The Corporation’s health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Coverage under the life and accidental death and disability programs offer benefit amounts specific to NEOs. Premiums for supplemental life insurance are paid by the Corporation on behalf of a NEO.

The 401(k) savings plan is intended to supplement the employee’s personal savings and social security. The Corporation adopted the 401(k) savings plan to enable employees to save for retirement through a tax-advantaged combination of employee and Corporation contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. All U.S. based employees, including NEOs, are eligible to participate in the 401(k) savings plan. No savings plan is offered to NEOs who are based in non-U.S. locations. No other retirement plans are provided to NEOs.

A matching contribution is made to the 401(k) savings plan for each payroll period on behalf of each eligible member equal to 100% of the first 6% of an eligible member’s pre-tax contributions and catch-up contributions. For 2008, the maximum limit on employee contributions to a 401(k) plan was $15,500 for participants under age 50, and $20,500 for participants age 50 and older. For participants who are considered “highly compensated,” as defined by the Internal Revenue Code (IRC), this limit may be affected by annual nondiscrimination testing. The annual compensation limit under IRC Section 401(a)(17) which can be considered for employee and employer contributions was $230,000 for 2008.

Perquisites. Named Executive Officers, as well as other eligible employees of the Corporation, are provided with the following, among other, benefits as a supplement to their other compensation:

•

Life Insurance & Accidental Death & Dismemberment Coverage (also referred to as Personal Accident Insurance): The Corporation pays 100% of the premium for life insurance and accidental death and dismemberment coverage equal to three times the NEO’s base salary, subject to certain limitations.

•

Short-Term and Long-Term Disability: The Corporation pays 100% of the premium cost for short-term and long-term benefit programs for NEOs. The short-term disability program provides income replacement at 60% of base pay level (up to $10,000 per month for salaried employees) beginning on the 15th day of disability for up to six months or recovery. Long term disability then continues until recovery at 60% of the base pay level (up to $10,000 per month for salaried employees) after being disabled for six months.

•

Expenses for Expatriates: The Corporation pays an annual meal allowance of $3,600 for NEOs working outside the United States or Canada. The Corporation also makes payments for foreign taxes, housing and utilities for expatriate NEOs.

The Compensation Committee annually reviews the perquisites provided to NEOs to determine if adjustments are appropriate.

Employment Agreements and Severance Arrangements. Upon certain types of terminations of employment (including a termination following a change in control of the Corporation), severance benefits are payable to the NEOs. These severance benefits are designed to attract and retain senior executives and to provide replacement income if their employment is terminated involuntarily other than for cause. Severance benefits are specifically provided for in each NEO’s employment agreement. To be eligible to receive severance benefits under the terms of their employment agreements, a Named Executive Officer must (i) be an executive on the date of termination, (ii) be involuntarily terminated (other than for cause), and (iii) execute and deliver a release agreement.

As at December 31, 2008, the Corporation or a subsidiary had entered into employment agreements with Messrs. Mair, Barr, Labate, Palmer, Higson-Smith and Wasel. The material terms of the agreements include: (a) employment for one year with automatic renewal for successive one-year periods unless either the Corporation or the employee gives notice of non-renewal of the employment agreement; (b) a base salary (as set forth below under “Summary Compensation Table”); (c) severance payments upon a termination of employment without cause in an amount equal to the sum of the employee’s base salary, the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, and amounts equal to the value of the previous year benefits; (d) a lump sum payment in the event of a termination upon a “Change of Control” (as referred to below) equal to two times the sum of the employee’s base salary, the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, plus amounts based on the value of previous year benefits and a portion of the target bonus for the employee for the current calendar year which is pro rated to the portion of such year prior to the employee’s termination; and (e) participation in the Stock Option Plan (as defined below), the Executive Bonus Plan (as defined below), and in such of the Corporation’s benefit and deferred compensation plans as are from time to time available to executive officers of the Corporation. In addition, in the event of either a termination by the Corporation without cause or a termination following a Change in Control, all unvested stock options immediately vest and remain exercisable for 12 months following termination.

A “Change in Control” is defined, generally, as (i) the acquisition of more than 30% of the Corporation’s voting stock by a person or group, (ii) board members at a specified date, or persons appointed or nominated by them, cease to constitute a majority of the board, or (iii) stockholders approve a merger of the Corporation (other than a merger in which the stockholders of the Corporation prior to the merger continue to own more than 50% of the outstanding stock of the surviving entity), a sale of substantially all of the Corporation’s assets, or a liquidation. Change in Control severance benefits become payable under the terms of the employment agreements if, within twelve (12) months (as applicable) following a Change in Control, the employee’s employment is terminated by the Corporation or the surviving or successor entity without Cause or the employee voluntarily terminates his/her employment for specified reasons. Such reasons include a substantial alteration in the nature or status of employment responsibilities, reduction in compensation or benefits, relocation, or breach by the surviving or successor entity of the employment agreement.

EXECUTIVE COMPENSATION TABLE

Summary Compensation Table

The following table sets forth the compensation earned by the CEO and other NEOs for services rendered to the Corporation and its subsidiaries for the fiscal years ended December 31, 2008, 2007 and 2006. Bonuses are paid under the Corporation’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

NEO Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Annual Compensation ($)		Total $
Thomas G. Mair[1] President and Chief Executive Officer	2008	500,000	—		—		972,000	[5]	115,585	[6]	15,666	[7]	1,603,251
	2007	188,596	—		—		587,500	[8]	41,160	[9]	10,941	[7]	828,197

D. Scott Barr[2] Executive Vice President and Chief Operating Officer	2008	261,377	50,000	[10]	—		495,000	[1][1]	51,275	[12]	13,800	[13]	871,452

John A. Labate[3] Senior Vice President and Chief Financial Officer	2008	76,461	—		—		188,000	[14]	12,184	[15]	5,083	[16]	281,728

Roger Palmer[4] Vice President Finance	2008	202,708	—		—		191,900	[17]	43,765	[18]	19,256	[19]	457,629
	2007	167,250	—		—		29,569	[20]	16,500	[9]	11,485	[19]	224,804
	2006	152,000			18,003	[21]	45,030	[22]	12,000	[21]	6,072	[19]	233,105

Bruce Higson-Smith Vice President Corporate Development	2008	181,563	—		—		91,080	[23]	36,244	[24]	10,551	[25]	319,438
	2007	175,000	—		—		29,569	[26]	16,713	[9]	8,184	[25]	229,466
	2006	189,000	—		18,003	[27]	66,360	[28]	12,000	[27]	6,092	[25]	291,455

S. Mitchel Wasel Vice President Exploration	2008	181,562	—		—		91,080	[29]	40,246	[30]	87,845	[31]	400,733
	2007	165,000	—		—		207,000	[32]	4,842	[9]	52,682	[33]	429,524
	2006	150,000	—		—		—		28,000	[34]	1,042	[35]	179,042

1	Mr. Mair joined the Corporation as Senior Vice President and Chief Financial Officer on February 8, 2007, served as Interim President and Chief Executive Officer from January 1, 2008 to March 5, 2008 and became President and Chief Executive Officer as of March 6, 2008.
2	Mr. Barr was appointed Executive Vice President and Chief Operating Officer as of April 2, 2008.

3	Mr. Labate was appointed Senior Vice President and Chief Financial Officer as of August 20, 2008.
4	Mr. Palmer served as Interim Chief Financial Officer from October 2006 until February 2007 and again from January 2008 until August 2008.
5	Consists of 400,000 stock options granted March 6, 2008 at an exercise price of $4.09 and a fair value of $2.43 per share.
6	Consists of annual bonus incentive cash payment of $62,335 for 2008 and retention bonus of $53,250.
7	This amount includes $11,300 in 2008 and $10,050 in 2007 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $4,366 in 2008 and $891 in 2007 for premiums paid for life insurance for the benefit of this executive.
8	Consists of 200,000 stock options granted February 2, 2007 at an exercise price of $3.34 and a fair value of $2.27 per share and 75,000 stock options granted on December 20, 2007 at an exercise price of $3.07 and a fair value of $1.78 per share
9	Annual bonus incentive cash payment for 2007.
10	Signing bonus.
11	Consists of 250,000 stock options granted April 2, 2008 at an exercise price of $3.32 and a fair value of $1.98 per share.
12	Annual bonus incentive cash payment for 2008.
13	This amount represents $13,800 in 2008 for contribution to this executive’s 401(k) Plan for the benefit of this executive.
14	Consists of 200,000 stock options granted August 20, 2008 at an exercise price of $1.53 and a fair value of $0.94 per share.
15	Annual bonus incentive cash payment for 2008.
16	This amount includes $4,150 in 2008 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $933 in 2008 for premiums paid for life insurance for the benefit of this executive.
17	Consists of 70,000 stock options granted March 20, 2008 at an exercise price of $3.41 and a fair value of $2.07 per share and 50,000 stock options granted August 20, 2008 at an exercise price of $1.53 and a fair value of $0.94 per share.
18	Consists of annual bonus incentive cash payment of $15,640 for 2008 and retention bonus of $28,125.
19	This amount includes $12,306 in 2008, $9,359 in 2007 and $4,402 in 2006 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $6,950 in 2008, $2,126 in 2007 and $1,670 in 2006 for premiums paid for life insurance for the benefit of this executive.
20	Consists of 13,026 stock options granted February 2, 2007 at an exercise price of $3.34 and a fair value of $2.27 per share.
21	Annual bonus incentive includes a stock bonus of 5,358 Common Shares valued at $18,003, calculated using the closing price on the Alternext ($3.36) on the date preceding the grant (February 1, 2007) and a cash bonus of $12,000.
22	Consists of 19,000 stock options granted on January 31, 2006 at an exercise price of $3.44 and a fair value of $2.37 per share.
23	Consists of 44,000 stock options granted on March 20, 2008 at an exercise price of $3.41 and a fair value of $2.07 per share.
24	Consists of annual bonus incentive cash payment of $9,338 for 2008 and retention bonus of $26,906.
25	This amount includes $8,582 in 2008, $6,782 in 2007 and $4,984 in 2006 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $1,969 in 2008, $1,402 in 2007 and $1,109 in 2006 for premiums paid for life insurance for the benefit of this executive.
26	Consists of 13,026 stock options granted February 2, 2007 at an exercise price of $3.34 and a fair value of $2.27 per share.
27	Annual bonus incentive includes a stock bonus of 5,358 Common Shares valued at $18,003, calculated using the closing price on the Alternext ($3.36) on the date preceding the grant (February 1, 2007) and a cash bonus of $12,000.
28	Consists of 28,000 stock options granted on January 31, 2006 at an exercise price of $3.44 and a fair value of $2.37 per share.
29	Consists of 44,000 stock options granted on March 20, 2008 at an exercise price of $3.41 and a fair value of $2.07 per share.
30	Consists of annual bonus incentive cash payment of $13,340 for 2008 and retention bonus of $26,906.
31	This amount consists of $1,666 for premiums paid for life insurance for the benefit of this executive and GHC76,193 ($71,851 based on Oanda.com exchange rates as of the date of each payment) paid for local taxes in Ghana based on total compensation and $10,728 for housing and utilities.
32	Consists of 100,000 stock options granted on June 21, 2007 at an exercise price of $3.65 and a fair value of $2.07 per share.
33	This amount includes $1,042 for premiums paid for life insurance for the benefit of this executive, $40,840 recognized upon forgiveness of a loan between the Corporation and Mr. Wasel and $10,800 recognized upon the termination of a tenancy agreement between Mr. Wasel and a subsidiary of the Corporation.
34	Annual bonus incentive cash payment for 2006.
35	This amount consists of $1,042 for premiums paid for life insurance for the benefit of this executive.

EQUITY COMPENSATION PLAN INFORMATION

The following is information regarding the Corporation’s equity compensation plans as of December 31, 2008:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (Cdn$)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)
Equity Compensation Plans Approved by Securityholders	7,261,897	3.27	3,173,736	[1]

Equity Compensation Plans Not Approved by Securityholders	216,000[2]	1.82	—

Total	7,477,897	3.23	3,173,736

Notes:

1	Represents Common Shares issuable under the Stock Option Plan and the Stock Bonus Plan.
2	Represents Common Shares issuable under options exchanged pursuant to the acquisition by the Corporation of St. Jude Resources Ltd.

Stock Option Plan

The Second Amended and Restated 1997 Stock Option Plan (the “Stock Option Plan”) provides to certain key employees, consultants and directors (including non-employee directors) of the Corporation and its subsidiaries an incentive to maintain and to enhance the long-term performance of the Corporation through the acquisition of Common Shares pursuant to the exercise of stock options. The Stock Option Plan provides for discretionary option grants to employees, consultants and directors.

Subject to certain other limitations, the maximum number of Common Shares authorized for issuance under the Stock Option Plan is 15,000,000 Common Shares (or approximately 6.36% of the issued and outstanding Common Shares). As at March 11, 2009, 1,681,147 Common Shares (or approximately 0.71% of the issued and outstanding Common Shares) remain available for grant. An aggregate of 8,336,747 Common Shares (or approximately 3.53% of the issued and outstanding Common Shares), are issuable under options that have been granted under the Stock Option Plan. The maximum number of Common Shares that may be issued to insiders under the Stock Option Plan is limited to that number which is equal to the difference between (i) 10% of the outstanding number of Common Shares from time to time, and (ii) the number of Common Shares that are reserved for issuance to insiders pursuant to stock options granted under other stock option plans or arrangements of the Corporation. The total number of Common Shares that may be issued to any one optionee pursuant to options granted under the Stock Option Plan or other stock option plans or arrangements of the Corporation cannot exceed 5% of the outstanding number of Common Shares from time to time. The maximum number of shares that may be issued to any optionee in any one calendar year is 400,000 Common Shares (or approximately 0.17% of the issued and outstanding Common Shares).

The Compensation Committee makes recommendations to the Board regarding all option grants. The Board has the authority, subject to the terms of the Stock Option Plan, to determine when and to whom to make grants under the Stock Option Plan, the number of Common Shares to be covered by the grants, the terms of options granted and the exercise price of options, and to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan. Options granted under the Stock Option Plan are exercisable over a period determined by the Board, but not to exceed ten years from the date of grant, and the exercise price of an option may not be less than the closing price of the Common Shares on the stock exchange on which the Common Shares principally trade on the day immediately preceding the date of grant. In addition, the grant of an option may be subject to vesting conditions established by the Board as provided in the option agreement evidencing the grant of such option. All options granted to non-employee directors vest immediately, and options granted to executive officers and other employees typically are subject to vesting as determined at the date of grant, which vesting is either as to one-third on grant, and one-third on each of the first and second anniversary dates, or as to one-fourth on grant and an additional one-fourth on each of the first, second and third anniversary dates.

In the event of an optionee’s termination of employment or service prior to the time all or any portion of an option vests, such option, to the extent not vested or specifically extended by the Board, shall terminate. Except as otherwise provided by the Compensation Committee or the Board and subject to the specific terms of an optionee’s employment contract, as the case may be, if an optionee ceases to be employed by, or provide services to, the Corporation for any reason (other than by reason of death), the optionee’s options generally will expire 30 days following such termination in the case of a non-director optionee and within 12 months in the case of a director optionee. If the optionee dies while employed (or within the 30-day period referred to in the preceding sentence), all outstanding options, to the extent then vested, may be exercised within one year after the optionee’s date of death by the person or persons to whom the optionee’s rights pass. In no case may options be exercised later than the expiration date specified in the grant. Options may be transferred by an optionee only by will or by the laws of descent and distribution, and during his or her lifetime may be exercised only by an optionee during his or her lifetime.

Although the Stock Option Plan provides for interest free loans to be made available to optionees who are employees of the Corporation or its subsidiaries for the purpose of exercising options under the Stock Option Plan, there are no such loans outstanding. Further, no such loans will be made to any executive officers of the Corporation.

The exercise price and the number of Common Shares to be purchased by an optionee upon the exercise of an option will be adjusted by the Board in accordance with the terms of the Stock Option Plan on the occurrence of certain corporate events or changes to the Common Shares.

The Stock Option Plan provides that it will terminate, unless earlier terminated in accordance with its terms, on the tenth anniversary of its approval. The current Stock Option Plan was approved on May 20, 2004 at the annual general and special meeting of the Corporation’s shareholders. The Stock Option Plan provides that it generally may be amended or terminated at any time by the Board. However, any such amendment or termination shall be subject to any necessary stock exchange, regulatory or shareholder approval. In addition, no amendment to an option may adversely affect the rights under such option without the consent of the optionee. No options can be granted under the Stock Option Plan after April 8, 2014.

In addition, pursuant to the completion of the transaction on December 21, 2005 pursuant to which the Corporation acquired, as a wholly-owned subsidiary, St. Jude Resources Ltd. (“St. Jude”), the Corporation issued options to acquire Common Shares to directors, officers and employees of St. Jude in exchange for the St. Jude options held by such persons. An aggregate of 216,000 of such options (representing approximately 0.09% of the Corporation’s outstanding Common Shares) currently are outstanding, all of which are held by Mr. Terrell. The exercise price of such Corporation options are Cdn$1.82 and have an expiry date of September 21, 2009, subject to earlier expiration in certain prescribed circumstances. These options are not transferable or assignable by the holders other than by a legal will or pursuant to the laws of succession and no such option may be exercised by anyone other than the holder or the holder’s legal representative.

Bonus Plans

The Corporation has an Employees’ Stock Bonus Plan (the “Stock Bonus Plan”) for any full-time or part-time employee (whether or not a director) of the Corporation or any of its subsidiaries who has rendered meritorious services that contributed to the success of the Corporation or any of its subsidiaries. Up to 900,000 Common Shares (or approximately 0.38% of the issued and outstanding Common Shares) are authorized for issuance under the Stock Bonus Plan. The Stock Bonus Plan is currently administered by the Compensation Committee and provides for grants of bonus Common Shares on terms that the Compensation Committee recommends to the Board, within the limitations of the Stock Bonus Plan and subject to the rules of applicable regulatory authorities. The maximum number of Common Shares that may be issued under the Stock Bonus Plan in any calendar year will not exceed in the aggregate 2% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year, provided that (i) no more than 1% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year can be issued to any one insider, (ii) the total number of Common Shares issuable within any one-year period to all insiders of the Corporation pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements cannot exceed 10% of the then outstanding Common Shares, and (iii) the total number of Common Shares issuable within any one-year period to an employee under the Stock Bonus Plan and such employee’s associates pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements cannot exceed 5% of the then outstanding Common Shares.

No Common Shares have been issued under the Stock Bonus Plan to from January 1, 2009 to March 11, 2009. In 2008, no Common Shares were issued under the Stock Bonus Plan and the Named Executive Officers were not awarded and did not earn any Common Shares pursuant to the Stock Bonus Plan in respect of the 2008 fiscal year of the Corporation (see the “Summary Compensation Table” and the notes thereto). As of March 11, 2009, 357,739 Common Shares (or approximately 0.15% of the issued and outstanding Common Shares) remain available for grant under the Stock Bonus Plan. The Board has the right to amend or terminate the Stock Bonus Plan at any time in its discretion. In addition, certain amendments to the Stock Bonus Plan require shareholder and regulatory approval.

The Corporation also maintains an Executive Management Performance Bonus Plan (the “Executive Bonus Plan”) under which the Corporation’s executive officers and certain other management personnel are eligible for bonuses, including bonuses under the Stock Bonus Plan and cash bonus awards. Bonuses are awarded under the Executive Bonus Plan at the discretion of the Board, based on the Board’s evaluation of the performance of both the Corporation and the participant measured against performance objectives established each year.

GRANT OF PLAN BASED AWARDS

The following table discloses estimated future payouts under the Non-Equity Incentive Plan, the actual numbers of Common Shares and stock options granted to the CEO and other NEOs during 2008, and the exercise price of these awards.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan		All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/SH)[1]	Closing Price on Date of Grant ($)[2]	Grant Date Fair Value of Stock & Option Awards ($)
		Target ($)	Maximum ($)
Thomas G. Mair	03/06/2008	325,000	650,000	—	400,000	4.09	4.01	2.43

D. Scott Barr	04/02/2008	175,000	350,000	—	250,000	3.32	3.51	1.98
John A. Labate	08/20/2008	84,000	168,000	—	200,000	1.53	1.58	0.94
Roger Palmer	03/20/2008 08/20/2008	55,500	111,000	—	70,000 50,000	3.41 1.53	3.61 1.58	2.07 0.94
Bruce Higson-Smith	03/20/2008	55,125	110,250	—	44,000	3.41	3.61	2.07
S. Mitchel Wasel	03/20/2008	55,125	110,250	—	44,000	3.41	3.61	2.07

Notes:

1	Exercise prices are based on the closing price on the Toronto Stock Exchange, in Canadian dollars, on the day before the grant of the options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
2	The closing price is the U.S. dollar equivalent of the closing price on the Toronto Stock Exchange on the day of the grant of the options. The closing price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.

OUTSTANDING EQUITY (OPTION) AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008 for the CEO and each other NEO.

NEO Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price[1] ($)	Option Expiration Date		Value of Unexercised in-the-money Options at Year-End Exercisable/ Unexercisable ($)
Thomas G. Mair	100,000	100,000	3.34	02/02/2017	[2]	—
	75,000	—	3.07	12/20/2017	[3]	—
	100,000	300,000	4.09	03/06/2018	[4]	—

D. Scott Barr	62,500	187,500	3.32	04/02/2018	[5]	—

John A. Labate	50,000	150,000	1.53	08/20/2018	[6]	—

Roger Palmer	75,500	—	0.81	08/29/2010	[7]	1,850/0
	33,400	—	0.66	07/17/2011	[7]	6,000/0
	4,334	—	0.73	01/30/2012	[7]	283/0
	8,666	—	2.05	01/30/2013	[7]	—
	10,000	—	3.72	01/27/2015	[7]	—
	14,250	4,750	3.44	01/31/2016	[8]
	6,513	6,513	3.34	02/02/2017	[2]
	17,500	52,500	3.41	03/20/2018	[9]	—
	12,500	37,500	1.53	08/20/2018	[6]	—

Bruce Higson-Smith	182,750	—	3.86	09/18/2013	[7]	—
	4,000	—	5.07	05/24/2014	[7]	—
	15,000	—	3.72	01/27/2015	[7]	—
	21,000	7,000	3.44	01/31/2016	[8]	—
	6,513	6,513	3.34	02/02/2017	[2]
	11,000	33,000	3.41	03/20/2018	[9]	—

S. Mitchel Wasel	50,000	50,000	3.65	09/21/2017	[10]	—
	11,000	33,000	3.41	03/20/2018	[9]	—

1	Exercise prices are based on the closing price on the Toronto Stock Exchange, in Canadian dollars, on the day before the grant of the options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
2	These options vested 25% on the date of issuance and 25% on February 2, 2008, with the balance vesting an additional 25% on each of February 2, 2009 and 2010, respectively.

3	These options were fully vested as of the date of grant.
4	These options vested 25% on the date of issuance, with the balance vesting an additional 25% on each of March 6, 2009, 2010 and 2011, respectively.
5	These options vested 25% on the date of issuance, with the balance vesting an additional 25% on each of April 2, 2009, 2010 and 2011, respectively.
6	These options vested 25% on the date of issuance, with the balance vesting an additional 25% on each of August 20, 2009, 2010 and 2011, respectively.
7	These options are fully vested.
8	These options vested 25% on the date of issuance and an additional 25% on each of January 31, 2007 and 2008, respectively, with the remaining 25% vesting on January 31, 2009.
9	These options vested 25% on the date of issuance, with the balance vesting an additional 25% on each of March 20, 2009, 2010 and 2011, respectively.
10	These options vested 25% on each of September 1, 2007 and 2008, with the balance vesting an additional 25% on each of September 1, 2009 and 2010, respectively.

OPTION EXERCISES AND STOCK VESTED

No options were exercised and no stock awards vested during 2008 for any of the NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

As described under “Compensation Discussion and Analysis—Components of the Executive Compensation Program,” the Corporation or a subsidiary has entered into employment agreements with the following Named Executive Officers: Messrs. Mair, Barr, Labate, Palmer, Higson-Smith and Wasel. For purposes of this discussion, “Corporation” shall refer to the Corporation or any subsidiaries as applicable. These employment agreements provide for payments and other benefits upon a termination without “cause” as defined in such employment agreements or upon a “Termination Upon a Change in Control” as defined in such employment agreements.

Upon retirement, the Corporation shall pay to a Named Executive Officer all accrued salary, any benefits then due, accrued vacation pay and reimbursement of certain business expenses (“Accrued Compensation”). Mr. Barr is also entitled to receive the cost of COBRA health insurance coverage for himself and his immediate family, and upon the termination of the COBRA eligibility period, he is entitled to be reimbursed by the Corporation for the cost of medical insurance for himself and his immediate family until the earliest of (1) his attainment of the age of 65, (2) his death or (3) his eligibility for health insurance with a subsequent employer.

Upon termination without “cause” the Corporation shall pay to a Named Executive Officer Accrued Compensation plus severance compensation as described in “Compensation Discussion and Analysis—Components of the Executive Compensation Program.” As a condition precedent to receipt of severance compensation, the Named Executive Officer must sign a comprehensive release of all claims against the Corporation and all related entities and individuals. All stock options granted to the Named Executive Officer under the Stock Option Plan become immediately exercisable and vested and remain exercisable for a period of twelve (12) months from the date of termination without “cause.” Mr. Barr is also entitled to receive the cost of COBRA health insurance coverage for himself and his immediate family, and upon the termination of the COBRA eligibility period, he is entitled to be reimbursed by the Corporation for the cost of medical insurance for himself and his immediate family until the earliest of (1) his attainment of the age of 65, (2) his death or (3) his eligibility for health insurance with a subsequent employer.

Upon a “Termination Upon a Change in Control” the Corporation shall pay to a Named Executive Officer Accrued Compensation plus Change in Control severance compensation as described in “Compensation Discussion and Analysis—Components of the Executive Compensation Program.” As a condition precedent to receipt of Change in Control severance compensation, the Named Executive Officer must sign a comprehensive release of all claims against the Corporation and all related entities and individuals. The Corporation will also provide the Named Executive Officer with outplacement services, the cost of which shall not exceed an amount equal to 10% of such officer’s then current base salary. All stock options granted to the Named Executive Officer under the Stock Option Plan become immediately exercisable and vested and remain exercisable for a period of twelve (12) months upon a “Change in Control.” Mr. Barr is also entitled to receive a medical severance amount equal to twice the amount of a monthly health insurance premium times the number of months until his sixty-fifth birthday. Mr. Higson-Smith may also be entitled to receive tax gross-up payments.

Listed below are the terms of such payments and estimates regarding the amounts for each of the Named Executive Officers which would have been payable had such termination occurred on December 31, 2008.

Thomas G. Mair

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$47,313	$47,313	$47,313	Lump Sum
Severance Compensation	N/A	$727,344	$1,504,688	Lump Sum	[1]

Total	$47,313	$774,657	$1,552,001

D. Scott Barr

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$16,501	$16,501	$16,501	Lump Sum
Severance Compensation	N/A	$653,332	$1,158,568	Lump Sum	[1]

Total	$16,501	$669,833	$1,175,069

John A. Labate

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$13,543	$13,543	$13,543	Lump Sum
Severance Compensation	N/A	$274,778	$570,556	Lump Sum	[1]

Total	$13,543	$288,321	$584,099

Roger Palmer

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$32,336	$32,336	$32,336	Lump Sum
Severance Compensation	N/A	$256,300	$531,100	Lump Sum	[1]

Total	$32,336	$288,636	$563,436

Bruce Higson-Smith

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$21,163	$21,163	$21,163	Lump Sum
Severance Compensation	N/A	$251,390	$521,155	Lump Sum	[1]
Tax Gross-ups	N/A	$0	$0	Lump Sum

Total	$21,163	$272,553	$542,318

S. Mitchel Wasel

	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$22,969	$22,969	$22,969	Lump Sum
Severance Compensation	N/A	$213,733	$445,842	Lump Sum	[1]

Total	$22,969	$236,702	$468,811

[1]

A portion of the Severance Compensation may be withheld by the Corporation and paid on the six month anniversary of the Named Executive Officer’s termination in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

DIRECTOR COMPENSATION

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Corporation’s non-executive directors during the fiscal year ended December 31, 2008.

Director Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Ian MacGregor	2008	151,000	—	33,600	[1]	—	—	184,600
James Askew	2008	56,500	—	22,400	[2]	—	—	78,900
David Fagin	2008	65,750	—	22,400	[2]	—	—	88,150
Lars-Eric Johansson	2008	50,000	—	22,400	[2]	—	—	72,400
Michael Martineau	2008	58,750	—	22,400	[2]	—	—	81,150
Michael Terrell	2008	37,750	—	22,400	[2]	—	—	60,150
Peter Bradford[3]	2008	—	—	—		—	—	—

`Notes:

1	Grant of 60,000 stock options was made on December 16, 2008 at an exercise price of $0.88 and a fair value of $0.56 per share. All options vested and were exercisable upon the grant thereof. Exercise prices are based on the closing price on the Toronto Stock Exchange, in Canadian dollars, on the day before the grant of the stock options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
2	Grants of 40,000 stock options were made on December 16, 2008 at an exercise price of $0.88 and a fair value of $0.56 per share. All options vested and were exercisable upon the grant thereof. Exercise prices are based on the closing price on the Toronto Stock Exchange, in Canadian dollars, on the day before the grant of the stock options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
3	Mr. Bradford resigned as a director of the Corporation as of January 31, 2008 and he was not compensated as a director from December 31, 2007 to January 31, 2008.

During the year ended December 31, 2008, the Corporation paid a total of $419,750 to its non-employee directors. This amount consisted of the following annual fees:

•	$100,000 to the Chairman;

•	$20,000 to the non-employee directors (excluding the Chairman); plus

•	$10,000 to the Chair of the Audit Committee;

•	$10,000 to the Chair of the Nominating and Corporate Governance Committee;

•	$10,000 to the Chair of the Sustainability Committee; and

•	$10,000 to the Chair of the Compensation Committee.

For 2008, the Corporation also paid the following fees to non-employee directors for attending Board and Committee meetings as follows:

•	$1,250 for attending a Board meeting; and

•	$750 for attending a committee meeting.

In addition, for 2008 the Corporation paid to each non-employee director $7,500 for a total of six days spent in Ghana inspecting the Corporation’s facilities and attending various meetings. Directors are also reimbursed for transportation and other out-of-pocket expenses reasonably incurred for attendance at Board and committee meetings and in connection with the performance of their duties as directors.

The Corporation’s Stock Option Plan provides for discretionary grants of stock options to directors. Such grants may be made upon a director’s appointment or from time to time thereafter. See “Equity Compensation Plan Information – Stock Option Plan” for a description of the Stock Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is currently comprised of Messrs. Michael Martineau, James Askew, and Ian MacGregor. The Committee is responsible for establishing and administering the compensation philosophy, policies, and plans for the Corporation’s non-employee directors and executive officers.

The Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management; and

2.	Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Management Information Circular to be delivered to shareholders.

Submitted by the Compensation Committee:

Michael Martineau, Chair

James Askew

Ian MacGregor

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Corporation the audited financial statements of the Corporation for the fiscal year ended December 31, 2008 (the “Audited Financial Statements”).

The Audit Committee has discussed with PricewaterhouseCoopers LLP, independent accountants for the Corporation since 1994, the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence and has considered the compatibility of the non-audit services which it provides with maintenance of that independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Submitted by the Audit Committee:

Lars-Eric Johansson, Chair

David K. Fagin

Ian MacGregor

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The following information is provided in response to Canada’s National Instrument 58-101 and its companion Form 58-101F1:

Board of Directors

The current Board, all of whose members are being nominated in this Management Information Circular for re-election at the Meeting, comprises five directors who are independent by virtue of their not having a direct or indirect material relationship (as defined under applicable law and regulations) with the Corporation and under the independence standards of the Alternext Company Guide. Mr. Mair is the Corporation’s President and Chief Executive Officer and, accordingly, is not independent. Mr. Terrell may not be considered to be independent as he is the former Chief Executive Officer of St. Jude Resources Ltd. (“St. Jude”), a wholly-owned subsidiary of the Corporation acquired in December 2005, whose executive employment agreement with St. Jude was terminated in 2006.

Of the current Board members, Mr. Askew is a director of Ausdrill Limited, OceanaGold Corporation, Sino Gold Mining Ltd. and Asian Mineral Resources; Mr. Fagin is a director of ATNA Resources Ltd. and Pacific Rim Mining Company; Mr. Johansson is a director of Canadian Solar Inc. and Niocan Inc.; Mr. MacGregor is a director of Asian Mineral Resources Ltd.; and Mr. Martineau is a director of First Quantum Minerals Ltd. and AXMIN Inc. Each of these companies is a reporting issuer or equivalent in Canada or another jurisdiction. The Board follows the practice of including in each regularly scheduled Board meeting a discussion involving only the independent directors in the absence of management at which the independent directors have the opportunity to raise any matter they believe merits or requires discussion. Accordingly, for corporate governance disclosure purposes, the independent directors held three meetings in 2008 at which the non-independent director and members of management were not present.

Mr. Ian MacGregor serves as Chairman of the Board. As disclosed above, he is an independent director. The Chairman’s duties are described below in “Position Descriptions”.

Each director attended all Board meetings held in 2008. Except for Mr. Martineau, each director attended all meetings of Committees of which he is a member.

Board Mandate

While the Board has no written mandate as such, its duties and activities are performed in a manner that is considered responsive to statutory and other legal requirements and in accordance with best corporate governance practices.

The Board establishes overall policies and standards for the Corporation. The Board expects management to conduct the business of the Corporation in accordance with the Corporation’s ongoing strategic plan as adopted by the Board. The Board regularly reviews management’s progress in meeting these expectations. The Board is kept informed of the Corporation’s operations at meetings of the Board and its committees and through reports and analyses and discussions with management. The Board normally meets four times a year in person, with additional meetings being held as needed. In 2008, there were a total of six meetings of the Board.

The following is a summary of how the Board deals with matters pertaining to strategic planning, risk management, communication and internal control systems, and management and succession:

•

Each year the Board reviews and approves planning assumptions and detailed monthly budgets for the following year and annual projections for the following five years. The Board monitors performance against budget through reporting by management in the form of monthly reports and Board papers.

•

The Board seeks to identify and assess the principal risks of the Corporation’s business which are wide-ranging because of the nature of the Corporation’s business, including risks associated with operating in developing countries, maintaining control of the Corporation’s assets and funds, assuring compliance with all relevant laws and regulations, political risks, exchange controls, environmental and safety risks, government regulatory or enforcement problems, title matters, civil unrest, and the availability of skilled management and labor forces.

•	The CEO and the CFO provide shareholder communications on behalf of the Corporation, all of which are closely monitored by the Board.

•	The Board periodically reviews the integrity of the Corporation’s internal control and management information systems.

•

The Board annually considers the overall performance in all key areas to identify those areas where additional skills may be required and to consider the measures required to ensure sufficient management depth for the ongoing management of the Corporation in the event of the loss of any key members of the Corporation’s executive management team.

•

The Board periodically reviews all key policies including the environmental and safety policies adopted by the Corporation and its affiliates and has established policies on Safety, Community Relations and Environment.

The Board has adopted policies to assure effectiveness of management information systems including policies on Corporate Control with respect to annual budgets, financial and budget reporting, activities reporting, acquisitions and dispositions of assets, joint ventures, spending authorities, contracts and investment banking services. Therefore, in addition to those matters that must by law, be approved by the Board, the Board approves, among other things, the terms of all significant acquisitions and dispositions of the mineral properties of the Corporation and its subsidiaries as well as joint venture agreements on such properties. Operating and capital budgets also require the Board’s approval. The Board receives monthly reports on operational, financial and business development matters. Finally, because of the Board’s relatively small size and significant industry experience, management is able to liaise regularly with the Board to discuss and seek approval for various activities.

Position Descriptions

The Board has adopted a position description for the Chairman of the Board whereby the Chairman presides over meetings of the Board, interfaces between the Board and senior management, including regular consultations with the President and CEO on a variety of matters of importance to the Corporation’s business, its relationships with shareholders and other stakeholders and the relationship between the Board and management, including all matters which properly come within the scope of the duties and responsibilities of a non-executive chairman to ensure that the Corporation fulfils its commitment of adherence to corporate governance best practices.

While no specific position description has been adopted for the chairs of each of the Corporation’s four standing committees namely the Audit, Compensation, Nominating and Corporate Governance and Sustainability Committees, each chair is responsible for ensuring that the Committee over which he presides properly discharges the obligations imposed by its charter (available for inspection on the Corporation’s website at www.gsr.com), interfacing with management and making required recommendations to the Board. In particular, the Chair of the Audit Committee is responsible for a number of matters, such as communication with the Corporation’s auditors in accordance with the SEC and the United States Sarbanes-Oxley Act of 2002 (“SOX”) requirements to which the Corporation is subject.

The Board has adopted a position description for the Corporation’s President and CEO which, among other things, is compliant with SOX requirements.

Orientation and Continuing Education

New directors are provided with the Corporation’s committee charters and Board and Corporation policies and with non-public information on the Corporation’s business and assets. They have access to Board members and senior management personnel before accepting a position as director to enable them to perform due diligence and to acquire the information required to begin performing their duties at an acceptable level. In the course of these due diligence activities, new directors are made aware of the role of the Board and its committees and the nature and operation of the Corporation’s assets and business.

Management believes that each member of the current Board has the basic skills and knowledge required to function effectively as a director of the Corporation and that the individual skills and experience possessed by individual Board members are complementary to achieving a Board that can supervise the Corporation’s business in a manner responsive to the interests of all stakeholders and in a responsible and ethical manner. Board candidates are selected based on the possession of such basic and complementary skills.

The chair of the Nominating and Corporate Governance Committee has a specific responsibility to ensure that Board members are kept up to date on corporate governance matters, and the directors’ other business interests are such as to keep them abreast of corporate developments generally and those in the gold mining industry in particular. For the past few years, the Board has made annual visits to the Corporation’s production facilities in Ghana in the course of which Board members have had full opportunity to inspect the Corporation’s assets and to interface with all levels of management and with local stakeholders.

Ethical Business Conduct

The relevant policies and codes, all of which are available on the Corporation’s website, consist of:

•

a Business Conduct and Ethics Policy which applies to the Corporation, its subsidiaries, divisions and affiliates and which reaffirms that the observance of applicable law and ethical business conduct wherever the Corporation does business must be the guiding principle. The Corporation’s Senior Vice President and Chief Financial Officer is responsible for monitoring compliance with the Code and for communicating the Code to employees. Employees are advised that they have a duty to report any known or suspected violation of the Code, including any violation of the laws, rules, regulations or policies that apply to the Corporation. Employees are to report such violations to their supervisor, the Compliance Officer, or by following the procedures set out in the Corporation’s Whistleblower Policy. It is ultimately the Board’s responsibility for monitoring compliance with the Code. The Board, through its Nominating & Corporate Governance Committee, reviews the Code annually to ensure that it complies with legal requirements and is in alignment with best practices. The Board has not granted any waiver of the Business Conduct and Ethics Policy. Accordingly, no material change report has been required or filed.

•

a Code of Ethics for Directors, Senior Executive and Financial Officers and Other Executive Officers adopted pursuant to Section 406 of SOX and the rules of the Alternext to provide written standards of guidance to the affected individuals for honest and ethical conduct and compliance with applicable law. This Code of Ethics requires that individuals covered by its provisions report suspected violations to either of the Chairman of the Board or the Senior Vice President and Chief Financial Officer, in his capacity as compliance officer, and that the Board take appropriate action on any such reports. Amendments of/and waivers granted under the Code of Ethics will be disseminated on the Corporation’s website (www.gsr.com);

•

a Policy on Insider Trading and Reporting which mandates all appropriate trading restrictions on the Corporation’s shares to which directors, officers, employees and others are subject under applicable law and as a matter of corporate policy; and

•	a Whistleblower Policy whereby employees are required to report concerns regarding possible violations by employees or other persons of legal or regulatory requirements or internal policies relating to accounting standards and disclosures, internal accounting controls or matters related to the internal or external audit of the Corporation’s financial statements either to the Corporation’s Compliance Officer, any other member of management or the Audit Committee, anonymously if the individual so chooses. The Audit Committee is responsible for dealing appropriately with all such reports.

As a matter of policy, the Board is required to approve the holding by any director or officer of a Board or executive position of another company creating a potential business or legal conflict affecting that individual’s ability to properly carry out his duties and serve the Corporation’s best interests. As a matter of law, Board members are required to disclose material interests in proposed transactions, after which the Board determines the propriety of the affected individual participating in either or both of discussion and voting, whether or not otherwise entitled to do either or both.

Nomination of Directors

As disclosed above, the Corporation’s objective is to have a Board of Directors, each of whose members has the required experience, skills, judgment and character to perform effectively and ethically as a Board member and which, as a group, have skills complementary to the nature of the Corporation’s business and the environment in which the Board operates. Potential Board candidates are identified and selected with reference to these criteria. The process is supervised by the Nominating and Corporate Governance Committee which is responsible for recommending candidates for nomination or re-election, as the case may be, as set out in its charter.

Compensation of Directors

The Compensation Committee, all of whose members are independent directors, is responsible for evaluating and making recommendations to the Board regarding the compensation to be paid to directors.

Board Committees

As disclosed above, there are four standing committees of the Board, namely the Audit, Compensation, Nominating and Corporate Governance and Sustainability committees.

i)	Audit Committee

The Audit Committee is currently comprised of Messrs. Lars-Eric Johansson (Chair), David K. Fagin and Ian MacGregor. The Board has determined that each of the members of the Audit Committee is financially literate, unrelated, an outside member with no other affiliation with the Corporation and is independent as defined by the Alternext Company Guide. The Board has determined that Mr. Johansson is the “audit committee financial expert” as defined by the SEC.

The primary duties and responsibilities of the Audit Committee, as set out in its charter, are to review the financial reporting process, the system of internal control, the audit process, related party transactions, compliance with the Corporation’s codes of ethics or conduct and the Corporation’s process for monitoring compliance with laws and regulations. The Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. In performing its duties, the Audit Committee maintains effective working relationships with the Board, management and the external auditors. To effectively perform his role, each committee member must obtain and maintain an understanding of the detailed responsibilities of committee membership as well as the Corporation’s business, operations and risks. In addition, the Audit Committee recommends to the Board for approval the annual and quarterly financial statements, the annual and quarterly reports and certain other documents required by regulatory authorities. In connection with risk assessment, the Audit Committee reviews, among other things, the nature and adequacy of insurance coverage. The Audit Committee met five times during 2008. A copy of the Audit Committee charter is available on the Corporation’s website at www.gsr.com.

ii)	Compensation Committee

The Compensation Committee is comprised of Messrs. Michael Martineau (Chair), James Askew and Ian MacGregor, each of whom has been determined by the Board to be unrelated, an outside member with no other affiliation with the Corporation and independent as defined by the Alternext. The Compensation Committee, subject to Board approval and as set forth in its charter, supervises the selection, evaluation and determination of compensation of executive officers, sets corporate-wide policy with respect to compensation and benefits, and administers the Stock Option Plan (except with respect to grants to non-employee directors) and the Stock Bonus Plan. The Compensation Committee also recommends to the Board the descriptions, definitions and limits to management’s authorities and approval of objectives and goals for top management in general terms. See “Compensation Committee Report on Executive Compensation” above. The Compensation Committee met four times in 2008. A copy of the Compensation Committee charter is available on the Corporation’s website at www.gsr.com.

iii)	Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Messrs. David K. Fagin (Chair), Ian MacGregor and Michael Martineau. Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be unrelated, an outside member with no other affiliation with the Corporation and independent as defined by the Alternext. The Nominating and Corporate Governance Committee, as set forth in its charter, advises and makes recommendations to the Board concerning all corporate governance issues, including: Board and committee jurisdiction, composition, size and remuneration, adoption and implementation of policies designed to ensure that the Corporation follows best practices in corporate governance; and oversight of compliance with legislation, rules, regulations and guidelines enacted and adopted by governments, securities regulators and stock exchanges to whose jurisdiction the Corporation is subject. In addition, the Nominating and Corporate Governance Committee performs an annual appraisal of the performance of the Board, its committees, each director and the Board and committee chairs (see “Assessments” below).

The Nominating and Corporate Governance Committee is responsible for the assessment of the effectiveness and contribution of the Board, its committees and individual directors. The Nominating and Corporate Governance Committee annually reviews the overall performance of the Board and its committees based on a number of factors including the Board’s performance in meeting the challenges that faced the Corporation over the previous twelve month period, the Board’s relationship with management, and the overall effectiveness of the Board and its members.

The Nominating and Corporate Governance Committee periodically reviews the adequacy and form of compensation of directors in relation to the responsibilities and risks involved in being an effective director. See “Compensation of Directors” above. In addition to cash compensation, the directors receive options under the Stock Option Plan. The Board believes the emphasis on compensation through options is particularly appropriate in a resource business where increasing shareholder value is a significant relevant measure of progress.

The Nominating and Corporate Governance Committee is also responsible for supervising the nomination process including identifying and recommending nominees to the Board for eventual proposal as candidates for election as directors at the annual meeting of shareholders. The Nominating and Corporate Governance Committee considers candidates for Board membership who are suggested by members of the Nominating and Corporate Governance Committee, other Board members, members of management and shareholders of the Corporation. Once the Nominating and Corporate Governance Committee has identified prospective nominees for directorship, the Board is responsible for selecting such candidates. The Nominating and Corporate Governance Committee seeks to identify director candidates with solid business and other appropriate experience and expertise, having regard for the nature of the Corporation’s business and the current composition of the Board, and commitment to devoting the time and attention necessary to fulfill their duties to the Corporation. The Nominating and Corporate Governance Committee also considers the independence of directors or potential directors. The Nominating and Corporate Governance Committee met once in 2008.

Shareholders wishing to recommend a director candidate to serve on the Board may do so by providing written notice to the Chair of the Nominating and Corporate Governance Committee, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, that identifies the candidate, provides appropriate biographical and background materials, evidences the nominating shareholder’s Common Share ownership, and includes a written signed statement of the candidate. Assuming that the appropriate information and materials are received in a timely manner, candidates recommended by shareholders will be evaluated against the criteria outlined above. A complete copy of the procedures to be followed by shareholders who wish to recommend director candidates, as well as a copy of the Nominating and Corporate Governance Committee charter, are available on the Corporation’s website at www.gsr.com.

iv)	Sustainability Committee

The Sustainability Committee is currently composed of Messrs. James Askew (Chair), Ian MacGregor and Michael Terrell. Each member of the Sustainability Committee other than Mr. Terrell has been determined by the Board to be unrelated, an outside member with no other affiliation with the Corporation and independent as defined by the Alternext. The primary purposes of the Sustainability Committee are to assist the Board in its oversight of exploration, development and operating risk, including issues related to geological, mining, metallurgical, community relationships, health, safety and environmental matters. The responsibilities of the Sustainability Committee include, among others: reviewing with management the Corporation’s goals, policies and programs relative to exploration, development and operational matters; making enquiries of management concerning the establishment of appropriate policies, systems, standards and procedures for all technical, development and operating activities, and compliance with applicable laws and standards of corporate conduct; reviewing with management the assessment, reduction and mitigation of technical risk; reviewing with management the risk analysis of any proposed new major exploration, development or operating activity; and reviewing with management the Corporation’s record of performance on community relationships, health, safety and environmental matters, along with any proposed actions based on the record of performance. The Sustainability Committee met three times in 2008.

Assessments

The Nominating and Corporate Governance Committee performs, as part of its duties, an annual appraisal of the performance of the Board and its standing committees as a whole and of the individual performance of each director and the Board and committee chairs. The results are used in making any required changes to functions and individuals and in determining nominations for re-election and appointment.

Shareholder Communications

The Corporation believes that it is important to maintain good shareholder relations. The Board will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Senior Vice President and Chief Financial Officer of the Corporation by email to jlabate@gsr.com or by mail to Board of Directors, c/o Chief Financial Officer, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312. All communications shall state the type and amount of the Corporation’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Senior Vice President and Chief Financial Officer shall forward all such communications to the Board or the specific committee, as appropriate.

Director Attendance at Shareholder Meetings

It is the Corporation’s written policy that the directors attend annual shareholders meetings. The written policy codifies a previous unwritten policy. With the exception of Mr. Johansson and Mr. Martineau, all of the then directors of the Corporation attended the 2008 annual meeting of shareholders.

Additional Disclosure Relating to Directors

To the knowledge of the Corporation, no proposed director of the Corporation is or has been, within the last 10 years, a director, chief executive officer or chief financial officer of any company that (a) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while he/she was acting in the capacity of director, chief executive officer or chief financial officer of that company; (b) subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after he/she ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while he/she was acting in that capacity. Moreover, to the knowledge of the Corporation, no proposed director is or has been, within the last 10 years, (a) bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his/her assets; or (b) a director or executive officer of any company that, while he/she was acting in that capacity, or within two years of his/her ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except for the following:

Ian MacGregor, a director of the Corporation, served several years ago as a director of Canadian Shipbuilding and Engineering, a private Canadian company that became subject to the Companies’ Creditors Arrangement Act and subsequently made an assignment in bankruptcy after failing to achieve a successful restructuring plan.

Lars-Eric Johansson, a director of the Corporation, served as the Chief Financial Officer of Kinross Gold Corporation (“Kinross”) from May 2004 to until April 2006. In March 2005, Kinross announced that it had requested the securities regulatory authorities in Canada to impose a management cease trade order in connection with the late filing of its audited financial statements for 2004. Pursuant to normal course, the temporary cease trade order was made definitive on April 15, 2005 until Kinross became current on its filing obligations under Canadian securities laws, and was ultimately lifted on February 26, 2006.

PRINCIPAL ACCOUNTING FIRM FEES

The Corporation incurred the following fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal 2008 and 2007:

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2008	$466,912	$41,699	$40,170	$33,152	$581,933
2007	$500,935	$45,000	$23,199	$108,000	$677,134

Audit related fees included review of quarterly financial statements. Tax related fees include assistance in filing annual tax returns and tax planning. Other fees were predominantly related to review of documents required for the sale of Common Shares and for review of annual reports filed with government agencies in the United States and Canada.

In 2008 and 2007, 100% of our auditor’s fees were approved pursuant to the provisions of 17 CFR 210.201(c)(7)(i)(C). There were nil hours expended on the principal account’s engagement to audit our financial statements for the years ended December 31, 2008 and December 31, 2007 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee of the Board has considered the level of non-audit services provided by the auditors and the auditor’s representation letter in its determination of auditor independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring pre-approval of all audit engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all permissible non-audit services performed by the independent auditors. Such services may be approved at a meeting or by unanimous written consent of the Audit Committee, or the Audit Committee may delegate to one or more of its members the pre-approval of audit services and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No directors, nominees for election as directors, executive officers or members of their immediate family were indebted to the Corporation, or any of its subsidiaries, directly or indirectly, at any time since the beginning of the Corporation’s last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships

Certain directors and officers of the Corporation are and may continue to be involved in the mining and mineral exploration industry through their direct and indirect participation as a director or otherwise in corporations, partnerships or joint ventures, which are potential competitors. Situations may arise in connection with potential acquisitions and investments where the other interests of these directors and officers may conflict with the interests of the Corporation. Each of the directors of the Corporation is required to disclose any potential conflict of interest and to act honestly, in good faith and in the best interests of the Corporation.

During 2008, the Corporation obtained legal services from a legal firm to which Mr. MacGregor, a director and Chairman of the Board, is counsel. The total value of all legal services provided was approximately $723,311. Mr. MacGregor did not personally perform any legal services for the Corporation during 2008 nor did he benefit directly or indirectly from payments made by the Corporation for the services performed by the firm.

Compensation Committee Interlocks and Insider Participation

Messrs. James E. Askew, Michael Martineau and Ian MacGregor were members of the Compensation Committee in 2008, all of whom are independent, non-management directors. Except as disclosed below, none of the Compensation Committee members has served as an officer or employee of the Corporation and none of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Corporation’s Board of Directors. Mr. Askew was President of the Corporation from March 1999 through October 1999.

Related Transactions

No insider of the Corporation, nor any associate or affiliate of an insider, has had any material interest in any transaction or proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries, nor has any director of the Corporation been involved, directly or indirectly, in any business or professional relationship with the Corporation in connection with the provision by the director or the Corporation of property, services or financing to the other since January 1, 2008 other than as set forth herein or as previously disclosed.

Each quarter, the Vice President Finance issues a Commitments, Contingencies and Acquisition checklist to the CEO, CFO, Chief Operating Officer and Treasurer, as applicable, which must be signed and returned to inquire if there have been any related party transactions for the quarter.

In addition, on an annual basis, the Corporation’s legal counsel prepares Directors and Officers (“D&O”) questionnaires and submits the questionnaires to all directors and officers of the Corporation. The D&O questionnaires are reviewed by the Vice President Finance who reviews accounts payable vendor records to determine if any payments that would fall under GAAP disclosure guidelines have been made to these companies which would indicate a related party transaction.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Board of the Corporation, the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting relating to the receipt of financial statements and the Auditors’ Report thereon, the election of directors and the appointment of auditors.

(a)	Report to Shareholders

The Board of the Corporation has approved all of the information in the Report to Shareholders that accompanies this Management Information Circular, including the audited consolidated financial statements delivered therewith for the fiscal year ended December 31, 2008.

(b)	Election of Directors

The term of office of the current directors of the Corporation will expire at the Meeting or when their successors are duly elected or appointed. The Articles of the Corporation provide that the number of directors shall consist of a minimum of three and a maximum of 15 directors. The Board is currently composed of seven directors, two of whom are resident Canadians. The Corporation’s By-laws require that at least 25% of the directors of the Corporation be resident Canadians.

It is proposed to nominate the seven persons listed below for election as directors of the Corporation to hold office until the next annual meeting of shareholders or until their successors are elected or appointed pursuant to relevant provisions of the By-laws of the Corporation or the Corporation’s governing statute. All such proposed nominees are currently directors of the Corporation.

It is the intention of the management designees, if named as proxy, to vote for the election of the following persons to the Board. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies IN FAVOUR of management designees will be voted for another nominee in their discretion unless the shareholder has specified in his proxy that his Common Shares are to be withheld from voting in the election of directors. Each director elected will hold office until the next annual general meeting of shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the By-laws of the Corporation.

In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by shareholders who vote in respect of the resolution.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director; his municipality, province or state and country of residence; all positions and offices in the Corporation presently held by him; his present and past principal occupation or employment for the past five years; the date of his first appointment as a director; and his age. See “Voting Shares and Security Ownership of Certain Beneficial Owners and Management” for the number of Common Shares of the Corporation that each nominee has advised are beneficially owned by him, or over which control or direction is exercised, directly or indirectly.

Name, Residence and Position with Corporation	Present and Principal Occupation for the Past Five Years	Date of First Appointment as Director	Age
JAMES E. ASKEW Denver, Colorado, USA Director [1,4]	Mr. Askew has served as a director, President and Chairman of International Mining and Finance Corporation since January 1997. Mr. Askew has held positions as Managing Director and Chief Executive Officer of Black Range Minerals NL from November 1999 to 2001. Mr. Askew also serves as a director of Ausdrill Limited, OceanaGold Corporation, Asian Minerals Resources and Sino Gold Mining Limited. In addition, Mr. Askew served as President and Chief Executive Officer of the Corporation from March 1999 to October 1999.	June 15, 1999	60

DAVID K. FAGIN Englewood, Colorado, USA Director [2,3]	Mr. Fagin has served as a director of ATNA Resources, Ltd. since January 2008 and as a director of Pacific Rim Mining Company since April 2002. Mr. Fagin previously served as Chairman and Chief Executive Officer of the Corporation.	May 15, 1992[5]	70

LARS-ERIC JOHANSSON London, United Kingdom Director [2]	Mr. Johansson has served as President and CEO of Ivanhoe Nickel & Platinum since May 2007. Mr. Johansson served as Chief Financial Officer of Kinross Gold Corporation from May 2004 (at which time he resigned as a director of the Corporation) until April 2006. In July 2006, Mr. Johansson was re-elected to the Board. Prior to joining the Corporation, Mr. Johansson was Special Advisor on project financing to Falconbridge Limited’s Koniambo nickel project in New Caledonia from November 2003 to April 2004; Executive Vice President and Chief Financial Officer of Noranda Inc. from May 2002 to November 2003; Senior Vice President and Chief Financial Officer for Falconbridge from September 1989 to May 2002. He currently serves as a director of Niocan, Inc. and Canadian Solar Inc.	January 29, 2004	62

IAN MacGREGOR Toronto, Ontario, Canada Director [1,2,3,4]	Mr. MacGregor has served as Chairman of the Board since January 27, 2004. Mr. MacGregor serves on the boards of other Canadian public and private companies, including serving as a director of Asian Mineral Resources Limited since July 2004. He has been Counsel of Fasken Martineau DuMoulin LLP (Barristers and Solicitors) since February 2000.	April 3, 2000	74

THOMAS G. MAIR Englewood, Colorado, USA Director, President and Chief Executive Officer	Mr. Mair was appointed President and Chief Executive Officer and a director in March 2008 and prior to then served as Interim President and Chief Executive Officer from January 2008 to February 2008. From February 2007 to December 2007 Mr. Mair served as Senior Vice President and Chief Financial Officer of the Corporation. Prior to joining the Corporation, Mr. Mair worked as a consultant from October 2006. Mr. Mair served in a number of senior roles with Newmont Mining Corporation from 1994 until October 2006, most recently as Director, Business Process Improvement from August 2003 to October 2006, and as group financial executive from October 2000 to July 2003.	March 6, 2008	52

MICHAEL P. MARTINEAU Hildenborough, Kent, United Kingdom Director [1,3]	Dr. Martineau is a founder and a director, and served as President from January 1999 until December 2007, of AXMIN Inc. He was a director of Ashanti Goldfields from February 1999 to April 2004. In addition, Dr. Martineau has served as Deputy Chairman since February 2000 and as Chief Executive Officer from February 2000 to August 2002 of Eurasia Mining plc, and he was a director of Angus and Ross plc from April 2000 until September 2006. Dr. Martineau was elected to serve as a director of First Quantum Minerals Ltd. in October 2007.	May 20, 2004	64

33

MICHAEL A. TERRELL Delta, British Columbia, Canada Director [4]	Mr. Terrell is a founder and served as President, Chief Executive Officer and Director of St. Jude Resources Ltd. from 1987 until its acquisition by the Corporation in December 2005. Mr. Terrell is now a business consultant.	December 21, 2005	51

Notes:

[1]	Member of the Compensation Committee.
[2]	Member of the Audit Committee.
[3]	Member of the Nominating and Corporate Governance Committee.
[4]	Member of the Sustainability Committee.
[5]	May 15, 1992 represents the date of the Corporation’s formation upon the amalgamation of Golden Star Resources Ltd. and South American Goldfields Inc., of which companies Mr. Fagin was the Chairman.

There are no family relationships among any of the director nominees or directors or executive officers of the Corporation.

See “Statement of Corporate Governance Practices” for information on Board committees and directors’ meeting attendance.

Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies IN FAVOUR of the election of the above directors.

(c)	Appointment of Auditor

It is proposed to approve an ordinary resolution to appoint the firm of PricewaterhouseCoopers LLP as auditor of the Corporation to hold office until the close of the next annual general meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns as provided by law and by the Corporation’s By-laws and to authorize the directors of the Corporation to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Corporation.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

In order to be effective, this ordinary resolution requires the approval of a majority of the votes cast by shareholders who vote in respect of the resolution.

Unless otherwise indicated in the Proxy, it is management’s intention to vote the proxies IN FAVOUR of the appointment of the above auditor and to authorize the directors of the Corporation to fix the remuneration of PricewaterhouseCoopers LLP as auditors.

AVAILABILITY OF DOCUMENTS

Financial information regarding the Corporation can be found in the following documents, which documents have been filed or will be filed with various securities commissions or similar authorities in the United States and various provinces of Canada and copies of which may be requested, after filing, by any person to whom a proxy statement is delivered, and shall be provided without charge within one business day of the receipt of such request, by Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312 (Tel.: (303) 830-9000; Toll Free: (800) 553-8436; Fax: (303) 830-9094), Attention: Investor Relations:

(a) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be amended, together with any document, or the pertinent pages of any document, incorporated by reference therein and the related management’s discussion and analysis of the financial condition and results of operations; and

(b) comparative audited consolidated financial statements of the Corporation and the notes thereto as at and for the fiscal years ended December 31, 2008, 2007 and 2006, together with the report of the auditors thereon, and any interim financial statements of the Corporation that may be subsequently filed and management’s discussion and analysis of the financial condition and results of operations.

Additional information relating to the Corporation is available on The System for Electronic Document Analysis & Retrieval (or SEDAR) at www.sedar.com.

PERFORMANCE GRAPH AND TABLE

The performance graph and disclosure related thereto is set forth in Item 5 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 under the heading “Performance Graph and Table” and is incorporated by reference herein, and is also provided in the Corporation’s 2008 Annual Report which accompanies this Management Information Circular. A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 is available at www.sedar.com and upon request by a shareholder to the Corporation as set forth under “Availability of Documents”.

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

The following financial statements and information of the Corporation accompany and form part of, and are specifically incorporated by reference into, this Management Information Circular: (a) Consolidated Balance Sheets as of December 31, 2008 and 2007, and Consolidated Statements of Operations, Consolidated Statement of Changes in Shareholders’ Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006; (b) the Notes to the Consolidated Financial Statements; (c) the Auditors’ Report on such financial statements; (d) the report on Management’s Responsibility for Financial Information; and (e) Management’s Discussion and Analysis of Financial Condition and Results of Operations. These documents are available on SEDAR at www.sedar.com and a copy of any such document may be obtained free of charge upon request by a shareholder to the Corporation as set forth under “Availability of Documents”.

The reports of the Compensation and Audit Committees and the information under the heading “Performance Graph and Table” shall not be deemed incorporated by reference by any general statement incorporating by reference this Management Information Circular into any filing under the United States Securities Act of 1933 (the “Securities Act”) or the United States Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

2008 ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2008 accompanies this Management Information Circular. The consolidated financial statements of the Corporation, the accompanying notes and report of the independent auditors, the selected financial data for each of the years ended December 31, 2008, 2007 and 2006 and management’s discussion and analysis of the Corporation’s financial condition and results of operations are included in the Annual Report.

2010 SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Corporation’s Management Information Circular for the year 2010 annual general meeting of shareholders, shareholder proposals prepared in accordance with the proxy rules must be received at the Corporation’s corporate office, 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, Attention: Chief Financial Officer, on or before December 11, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation’s officers, directors and shareholders holding more than 10% of the Corporation’s Common Shares are required to file beneficial ownership reports under Section 16(a) of the Exchange Act, generally within two days of the event triggering the requirement to file such a report. As the result of delays of an administrative nature, Messrs. Askew, Fagin, Johansson, MacGregor, Martineau and Terrell each filed a Form 4, reporting one transaction, late. Based solely on the review of the section 16(a) reports filed by the directors and executive officers, and upon representations from those persons, the Corporation is not aware of any other delinquent filings.

OTHER MATTERS

Management of the Corporation is not aware of any other matters to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

GENERAL

All matters to be brought before the Meeting require, for the passing of same, a simple majority of the votes cast in person or by proxy at the Meeting by the holders of Common Shares. If a majority of the Common Shares represented at the Meeting should be withheld from voting for the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation, the Board will appoint another firm of chartered accountants based upon the recommendation of the audit committee, which appointment for any period subsequent to the next annual general meeting of shareholders will be subject to approval by the shareholders at that meeting.

APPROVAL

The contents and mailing of this Management Information Circular have been approved by the Board of Directors of the Corporation.

DATED this 11th day of March, 2009.

ON BEHALF OF THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD.

“Thomas G. Mair”	“John A. Labate”
Thomas G. Mair	John A. Labate
President and	Senior Vice President and
Chief Executive Officer	Chief Financial Officer

GOLDEN STAR RESOURCES LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS - MAY 7, 2009

PROXY

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of

Common Shareholders of Golden Star Resources Ltd. to be held on Thursday, May 7, 2009

The Management Information Circular and 2008 Annual Report to Securityholders are available at

http://www.gsr.com/proxy_2009

THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION

The undersigned holder of common shares of Golden Star Resources Ltd. (the “Corporation”) hereby nominates and appoints Thomas G. Mair, President and Chief Executive Officer of the Corporation, or failing him, John A. Labate, Senior Vice President and Chief Financial Officer of the Corporation, or instead of them or any of them,                                                                                  , as the proxy of the undersigned to attend, act and vote in respect of all common shares of the Corporation registered in the name of the undersigned at the Annual General Meeting (the “Meeting”) of shareholders of the Corporation to be held at 2:00 p.m. (Toronto time) on Thursday, May 7, 2009 at the Ivey ING Leadership Centre, Amphitheatre 2, 130 King Street West, Toronto, Ontario, Canada, M5X 1A9, and at any and all adjournments thereof. Without limiting the general powers hereby conferred, the said proxy is directed to vote as follows, provided that, if no choice is specified herein, or if any instructions given are not clear, the common shares shall be voted as if the shareholder had specified an affirmative vote:

1.	To elect the following persons as directors of the Corporation:		Meeting or to other matters which may properly come before the Meeting or any adjournment thereof.
	James E. Askew	For Withhold
	David K. Fagin	For Withhold	DATED this day of , 2009.

	Lars-Eric Johansson	For Withhold
	Ian MacGregor	For Withhold	Signature

	Thomas G. Mair	For Withhold
	Michael P. Martineau	For Withhold	Name of shareholder (Please Print)

	Michael A. Terrell	For Withhold
2.	To appoint PricewaterhouseCoopers LLP as the auditors of the
Corporation and to authorize the Board of Directors to fix the
	auditors’ remuneration:		Address
For Withhold

The undersigned hereby revokes any instrument of proxy heretofore given with reference to the said Meeting or any adjournment thereof.

The proxyholder may in his or her discretion vote with respect to amendments or variations to matters identified in the Notice of

Number of common shares held

NOTES:

in the accompanying return envelope which will be either: (i) Attention: Proxy Department, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, Canada M1S 0A1 (in the case of common shares which are registered on the books of the Corporation for trading on the Toronto Stock Exchange or on the NYSE Alternext US); or (ii) Attention: The Registrar, Ghana Commercial Bank Limited, Share Registry, Head Office, P.O. Box 134, Accra, Ghana (in the case of common shares which are registered on the books of the Corporation for trading on the Ghana Stock Exchange).

1.	The common shares represented by this proxy will be voted in accordance with the instructions given herein. IF NO CHOICE IS SPECIFIED HEREIN, OR IF ANY INSTRUCTIONS GIVEN ARE NOT CLEAR, THE COMMON SHARES SHALL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE, ALL IN THE SAME MANNER AND TO THE SAME EXTENT AS THE SHAREHOLDER COULD DO IF THE SHAREHOLDER WERE PERSONALLY PRESENT AT THE MEETING.

2.	A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSON DESIGNATED IN THIS PROXY TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING. Such right may be exercised by printing in the space provided the name of the person to be appointed, in which case only the person so named may vote the common shares at the meeting.

3.	This proxy will not be valid unless it is dated and signed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and ceases to be valid one year from its date. If the proxy is executed by an attorney for an individual shareholder or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the proxy instrument.

4.	If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed by the management of the Corporation.

5.	To be effective, the instrument of proxy must be received by 5:00 p.m. (Toronto time) on Tuesday, May 5, 2009 at the address set forth